PRICING SUPPLEMENT NO. 151                                      Rule 424(b)(3)
DATED: August 18, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes      Book Entry Notes
$40,000,000                          [x]                      [x]

Original Issue Date:                 Fixed Rate Notes         Certificated Notes
August 25, 1998                      [_]                      [_]


Maturity Date:                       CUSIP#: 073928 EP 4
August 25, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[x]     Treasury Rate                        Interest Reset Period: Weekly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[_]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Quarterly

[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.60%
------------------------





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
* Weekly on each Tuesday, or the day following the Treasury auction.

**    11/25/98, 2/25/99, 5/25/99 and 8/25/99.

*** The three-month Treasury rate on August 24, 1998 plus 60 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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